News Release

Versum Materials Reports First Quarter Fiscal 2017 Financial Results
Reaffirms Fiscal Year 2017 Guidance

Solid First Quarter Fiscal Year 2017 Financial Results

▪	Sales of $270.8 million, up 10% from first quarter 2016

▪	Net Income of $50.8 million and Net Income Margin of 18.8%, with diluted EPS of $0.47

▪	Adjusted EBITDA of $93.2 million, up 2% from first quarter 2016

▪	Adjusted EBITDA Margin of 34.4%

▪	Cash Flow from Operations of $89.8 million

Reaffirm Fiscal Year 2017 Guidance

▪	Sales of $990 - $1,050 million, up 2% to 8% versus fiscal year 2016

▪	Adjusted EBITDA of $330 - $350 million, up 1% to 7% versus fiscal year 2016

The results and guidance in this press release include Non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures.”
Tempe, Arizona, February 13, 2017 (Businesswire) - Versum Materials, Inc. (NYSE: VSM), a leading materials and equipment supplier to the semiconductor industry, today reported results for the fiscal first quarter ended December 31, 2016. Sales of $270.8 million for the fiscal first quarter ended December 31, 2016, were up 10% from the same quarter a year ago, driven by strong volume in both the Materials and Delivery Systems & Services (DS&S) segments. Net income for the fiscal first quarter ended December 31, 2016 was $50.8 million, or $0.47 per diluted share, down 22% from first quarter 2016, primarily attributable to interest expense of $11.5 million on debt issued in connection with the separation from Air Products & Chemicals, Inc. on October 1, 2016, $4.1 million of higher business separation, restructuring and cost reduction actions related to setting up the stand-alone company and a higher tax rate, resulting in Net Income Margin of 18.8%. Adjusted EBITDA of $93.2 million was up 2% versus prior year first quarter, resulting in an Adjusted EBITDA margin of 34.4%.

“For our first quarter as a standalone company, we delivered robust top line growth as well as maintained our strong adjusted EBITDA margins." said Guillermo Novo, our President and Chief Executive Officer. "We remain focused on partnering with our customers and supporting them on their new technology ramps. While we have much work in the year ahead, with this solid start and business foundation, we are well positioned to execute on our strategy and deliver on our commitments to customers and shareholders.”

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Table 1: First Quarter Fiscal 2017 Financial Highlights*

	Three Months Ended December 31,
	2016	2015	% Change
(In millions, except percentages)
Sales	$270.8	$245.5	10%
Operating Income	79.1	80.6	(2)%
Net Income	50.8	65.2	(22)%
Net Income Margin	18.8%	26.6%	(29)%
Diluted Earnings Per Share	0.47	0.60	(22)%
Adjusted EBITDA	93.2	91.4	2%
Adjusted EBITDA Margin	34.4%	37.2%	(8)%
Cash Flows from Operations	89.8	87.1	3%
Capital Expenditures	9.6	7.5	28%

*The results for the fiscal first quarter ended December 31, 2015 reflects the performance of Versum Materials as a wholly owned subsidiary of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products”), and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Sales for the fiscal first quarter ended December 31, 2016 were $270.8 million, versus $245.5 million in the same quarter a year ago. This represents an increase of 10% year on year, which was driven largely by higher volumes from product lines in both Advanced Materials and Process Materials within the Materials segment coupled with stronger equipment sales in the DS&S segment. This was partially offset by unfavorable price/mix in the Materials segment.

Net Income for the fiscal first quarter ended December 31, 2016 was $50.8 million versus $65.2 million in the same quarter a year ago and included business separation, restructuring and cost reduction actions of $3.2 million and $(0.9) million, respectively. This 22% decrease was attributable to $11.5 million of interest expense during the fiscal first quarter ended December 31, 2016 compared to none in the same quarter a year ago, the higher business separation, restructuring and cost reduction actions and a higher tax rate.

Adjusted EBITDA for the fiscal first quarter ended December 31, 2016 was $93.2 million versus $91.4 million in the same quarter a year ago, a 2% increase year on year. The major drivers of the improved performance were the strong volumes in both the Materials and DS&S segments, partially offset by expected higher operating and selling and administrative costs associated with the separation and unfavorable price/mix.

Cash flow from operations was $89.8 million during the quarter, with cash used for capital spending of $9.6 million, including $2.8 million related for restructuring activities.

Business Segment Results

Versum Materials reports results for its two operating business segments, Materials and DS&S, and a Corporate segment.

Table 2: Segment Sales*

	Three Months Ended December 31,
	2016	2015	% Change
(In millions, except percentages)
Materials	$208.0	$188.8	10%
DS&S	61.9	56.7	9%
Corporate	0.9	—	100%
Total Versum Materials Sales	$270.8	$245.5	10%

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Table 3: Segment Operating Income to Segment Adjusted EBITDA*

	Three Months Ended December 31,
	2016	2015	% Change
(In millions, except percentages)
Materials
Operating income	$72.9	$68.5	6%
Add: Depreciation and amortization	10.2	10.9	(6)%
Add: Equity affiliates’ income	—	0.2	(100)%
Segment Adjusted EBITDA	$83.1	$79.6	4%
Segment Adjusted EBITDA margin(A)	40.0%	42.2%
DS&S
Operating income	$12.4	$15.9	(22)%
Add: Depreciation and amortization	0.3	0.5	(40)%
Add: Equity affiliates’ income	—	—
Segment Adjusted EBITDA	$12.7	$16.4	(23)%
Segment Adjusted EBITDA margin(A)	20.5%	28.9%
Corporate
Operating loss	$(3.0)	$(4.7)	(36)%
Add: Depreciation and amortization	0.4	0.1	300%
Add: Equity affiliates’ income	—	—
Segment Adjusted EBITDA	$(2.6)	$(4.6)	(43)%
(A) Segment Adjusted EBITDA margin is calculated by dividing Segment Adjusted EBITDA by sales.

Table 4: Reconciliation of Segment Operating Income to Total Versum Materials Operating Income*

	Three Months Ended December 31,
	2016	2015	% Change
(In millions, except percentages)
Materials	$72.9	$68.5	6%
DS&S	12.4	15.9	(22)%
Corporate	(3.0)	(4.7)	(36)%
Total Segment Operating Income	82.3	79.7	3%
Less: Business separation, restructuring and cost reduction actions	3.2	(0.9)	(456)%
Total Versum Materials Operating Income	$79.1	$80.6	(2)%

*The results for the fiscal first quarter ended December 31, 2015 reflects the performance of Versum Materials as a wholly owned subsidiary of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products”), and are derived from the consolidated financial statements and accounting records of Air Products as if Versum Materials operated on a stand-alone basis during the periods presented and were prepared in accordance with GAAP. Fiscal 2016 results include allocated governance costs within Air Products and results related to business lines that remained with Air Products at the separation.

Materials:

Sales for the fiscal first quarter ended December 31, 2016 were $208.0 million, up 10% from the same quarter a year ago. The Materials segment higher results were largely attributed to 14% higher volumes from both the Advanced Materials and Process Materials products lines, partially offset by 4% due to unfavorable price/mix.

Operating income for the fiscal first quarter ended December 31, 2016 was $72.9 million, up over 6% from the same quarter a year ago. Segment Adjusted EBITDA for the fiscal first quarter ended December 31, 2016 was $83.1 million, up over 4% from the same quarter a year ago. This improvement was driven by higher volumes which more than offset increased operating and selling and administrative costs and unfavorable price/mix.

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Delivery Systems & Services (DS&S):

Sales for the fiscal first quarter ended December 31, 2016 were $61.9 million, up over 9% from the same quarter a year ago primarily driven by stronger equipment sales.

Operating income for the fiscal first quarter ended December 31, 2016 was $12.4 million, down 22% from the same quarter a year ago. Segment Adjusted EBITDA of $12.7 million was down 23% largely driven by unfavorable product mix and higher costs, which more than offset higher sales volumes.

Fiscal Year 2017 Outlook

For fiscal year 2017, Versum Materials maintains its outlook for estimated sales of $990 to $1,050 million and Adjusted EBITDA of $330 to $350 million. The fiscal year 2017 Adjusted EBITDA outlook excludes approximately $20 to $25 million of estimated one-time stand-up costs related to the implementation of its own enterprise resource planning (ERP) system and relocation of certain administrative and research and development personnel to Versum Materials sites.

2017 Annual Shareholder Meeting

The Board of Directors designated Tuesday, March 21, 2017, as the date of the Company's 2017 annual meeting of shareholders. The annual meeting will be held at the company’s global headquarters in Tempe, AZ. The record date for the annual meeting is Friday, January 20, 2017.

Conference Call and Webcast Details

On Monday February 13, 2017 at 11:00 am Eastern Time, Versum Materials plans to host its conference call and webcast to discuss these results.

Investors may listen to the conference call live via telephone by dialing (877) 883-0383 (domestic) or (412) 902-6506 (international) and use the participant code 5442157.

An audio-only live webcast of the conference call and presentation materials can be accessed through the “Investors” section of our website at www.versummaterials.com. Presentation materials will be posted to the “Investors” section of the website prior to the call.

A replay of the conference call/webcast will be available under “Events & Presentations” on the “Investors” section of the Versum Materials website.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is a leading electronic materials company providing high-purity chemicals and gases, delivery systems, services and materials expertise to meet the evolving needs of the global semiconductor, display and LED industries. Derived from the Latin word for “toward,” the name “Versum” communicates the company’s deep commitment to helping customers move toward the future by collaborating, innovating and creating cutting-edge solutions.

A global leader in technology, quality, safety and reliability, Versum Materials is one of the world’s leading suppliers of next generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials, which began “regular way” trading October 3, 2016 on the NYSE as an independent company, has annual sales of approximately $1 billion, 1,900 employees and 10 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation on October 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit www.versummaterials.com.

Investor Inquiries:
Nahla A. Azmy, 480-482-4344
Nahla.azmy@versummaterials.com

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Media Inquiries:
Michael Drabenstott, 610-417-0503
Mike.Drabenstott@versummmaterials.com

Non-GAAP Financial Measures

This earnings press release includes “non-GAAP financial measures,” including Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA margin and Segment Adjusted EBITDA margin. We define Adjusted EBITDA as net income excluding certain disclosed items which we do not believe to be indicative of underlying business trends, including interest expense, income tax provision, depreciation and amortization expense, non-controlling interests, and business separation, restructuring and cost reduction actions. Versum Materials defines Segment Adjusted EBITDA as segment operating income excluding segment depreciation and amortization expense, and equity affiliates’ income. Adjusted EBITDA margin and Segment Adjusted EBITDA margin are calculated by dividing Adjusted EBITDA and Segment Adjusted EBITDA, respectively, by sales. In the accompanying tables, Versum Materials has provided reconciliations of net income to Adjusted EBITDA (see Appendix Table A-2) and of segment operating income (loss) to Segment Adjusted EBITDA (see Appendix Table A-4), in each case the most directly comparable GAAP financial measure. We encourage investors to read these reconciliations.

The presentation of these non-GAAP financial measures is intended to enhance the usefulness of financial information by providing measures which management uses internally to evaluate operating performance. We use these non-GAAP measures to assess our operating performance by excluding certain disclosed items that we believe are not representative of our underlying business. We use Adjusted EBITDA to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such cash bonuses, options and restricted stock units are tied to Adjusted EBITDA). We use Segment Adjusted EBITDA as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments. We believe non-GAAP financial measures provide investors with meaningful information to understand our underlying operating results and to analyze financial and business trends. These non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures, and have limitations which include but are not limited to the following: (a) Adjusted EBITDA excludes expenses related to business separation, restructuring and cost reduction actions which we do not consider to be representative of our underlying business operations, however, these disclosed items represent costs to Versum Materials; (b) Adjusted EBITDA is not intended to be a measure for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements; (c) though not business operating costs, interest expense and income tax provision represent ongoing costs of Versum Materials; (d) depreciation, amortization, and impairment charges represent the wear and tear or reduction in value of the plant, equipment, and intangible assets which permit us to manufacture and market our products; and (e) other companies may define non-GAAP measures differently than we do, limiting their usefulness as comparative measures. A reader may find any one or all of these items important in evaluating our performance. Management compensates for the limitations of using non-GAAP financial measures by using them only to supplement our GAAP results and to provide a more complete understanding of the factors and trends affecting our business. In evaluating these non-GAAP financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future.

A reconciliation of net income to Adjusted EBITDA as forecasted for 2017 is not provided. Versum Materials does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from Air Products, further restructuring and other income or charges to be incurred in 2017 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our forecasted effective tax rate. All of these components could significantly impact net income. Further, in the future, other items with similar characteristics to those currently included in Adjusted EBITDA that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact Adjusted EBITDA.

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Forward-Looking Information:

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by references to future periods, and include statements about the fiscal year 2017 outlook for Versum, expectations as to future sales, operating income and Adjusted EBITDA, future profitability, our future operating results on a segment basis, our ability to execute on our strategy and deliver on our commitments to customers and shareholders, estimates of the size of the market for our products, estimates of the success of other competing technologies that may become available, our future success as an independent public company, and other matters. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “target” and similar expressions, among others, generally identify forward-looking statements, which are based on management’s reasonable expectations and assumptions as of the date the statements were made. Actual results and the outcomes of future events may differ materially from those expressed or implied in the forward-looking statements because of a number of risks and uncertainties, including, without limitation, weakening of global or regional general economic conditions and product supply versus demand imbalances in the semiconductor industry could decrease the demand for our goods and services; our concentrated customer base; our ability to continue technological innovation to meet the evolving needs of our customers; our inability to protect and enforce intellectual property rights; operational, political and legal risks of our international operations; hazards associated with specialty chemical manufacturing could disrupt our operations or the operations of our suppliers or customers; changes in government regulations in the countries we operate; raw material shortages and price increases; sole source and limited source suppliers; fluctuation of currency exchange rates; increased competition; our ability to successfully complete the transition to an independent public company; increased costs as a separate public company; and other risk factors described in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and in our periodic filings. Versum Materials disclaims any obligation or undertaking to disseminate any updates or revisions to the outlook and any forward-looking statements contained in this press release to reflect any subsequent change in assumptions, beliefs or expectations, or any change in circumstances occurring after the date of this presentation.

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Versum Materials, Inc.
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended December 31,
	2016	2015
(In millions, except per share data)
Sales	$270.8	$245.5
Cost of sales	150.9	132.4
Selling and administrative	30.2	23.6
Research and development	10.3	10.9
Business separation, restructuring and cost reduction actions	3.2	(0.9)
Other (income) expense, net	(2.9)	(1.1)
Operating Income	79.1	80.6
Equity affiliates’ income	—	0.2
Interest expense	11.5	—
Income Before Income Taxes	67.6	80.8
Income tax provision	15.3	13.4
Net Income	52.3	67.4
Less: Net Income Attributable to Non-controlling Interests	1.5	2.2
Net Income Attributable to Versum	$50.8	$65.2
Net income attributable to Versum per common share:
Basic	$0.47	$0.60
Diluted	$0.47	$0.60
Shares used in computing per common share amounts:
Basic	108.7	108.7
Diluted	109.2	108.7

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Versum Materials, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2016	September 30, 2016
(In millions, except share data)
Assets
Current Assets
Cash and cash items	$178.7	$105.6
Restricted cash	—	69.6
Trade receivables, net	133.0	130.0
Inventories	124.7	127.4
Contracts in progress, less progress billings	16.8	19.2
Prepaid expenses	9.4	3.8
Other current assets	31.1	12.4
Total Current Assets	493.7	468.0
Plant and equipment, net	294.7	296.5
Goodwill	172.6	180.1
Intangible assets, net	72.6	74.8
Other noncurrent assets	53.9	24.4
Total Noncurrent Assets	593.8	575.8
Total Assets	$1,087.5	$1,043.8
Liabilities and Stockholders’ Deficit
Current Liabilities
Payables and accrued liabilities	$120.5	$85.8
Accrued income taxes	32.4	12.7
Current portion of long-term debt	5.8	5.8
Total Current Liabilities	158.7	104.3
Long-term debt	979.4	980.3
Deferred tax liabilities	31.2	42.8
Other noncurrent liabilities	52.4	19.8
Total Noncurrent Liabilities	1,063.0	1,042.9
Total Liabilities	1,221.7	1,147.2
Stockholders’ Deficit
Air Products’ net investment	—	(127.3)
Common stock	108.7	—
Capital in excess of par	8.6	—
Accumulated deficit	(241.3)	—
Accumulated other comprehensive loss	(44.6)	(10.0)
Total Versum’s Stockholders’ Deficit	(168.6)	(137.3)
Non-controlling Interests	34.4	33.9
Total Stockholders Deficit	(134.2)	(103.4)
Total Liabilities and Stockholders’ Deficit	$1,087.5	$1,043.8

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Versum Materials, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,
	2016	2015
(In millions)
Operating Activities
Net income	$52.3	$67.4
Less: Net income attributable to non-controlling interests	1.5	2.2
Net income attributable to Versum	50.8	65.2
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	10.9	11.5
Deferred income taxes	1.7	0.8
Undistributed earnings of unconsolidated affiliates	—	(0.2)
Gain on sale of assets	(0.2)	(0.7)
Share-based compensation	1.6	1.2
Gain on sale of long-lived assets associated with restructuring	—	(1.4)
Other adjustments	(1.1)	5.5
Working capital changes that provided (used) cash:
Trade receivables	(8.6)	6.4
Inventories	(1.3)	1.4
Contracts in progress, less progress billings	2.4	0.3
Payables and accrued liabilities	19.2	(7.7)
Accrued income taxes	10.2	2.0
Other working capital	4.2	2.8
Cash Provided by Operating Activities	89.8	87.1
Investing Activities
Additions to plant and equipment	(9.6)	(7.5)
Proceeds from sale of assets and investments	0.8	17.7
Cash (Used) Provided by Investing Activities	(8.8)	10.2
Financing Activities
Payments on long-term debt	(1.4)	—
Debt issuance costs	(1.7)	—
Net transfers to Air Products	—	(71.8)
Dividends paid to non-controlling interests	—	(2.2)
Other financing activity	0.1	—
Cash Used for Financing Activities	(3.0)	(74.0)
Effect of Exchange Rate Changes on Cash	(4.9)	—
Increase in Cash and Cash Items	73.1	23.3
Cash and Cash items-Beginning of Year	105.6	17.8
Cash and Cash items-End of Period	$178.7	$41.1

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APPENDIX TABLE A-1: CONSOLIDATED AND SEGMENT SALES MAJOR FACTORS

Versum Materials Total

Three Months Ended December 31, 2016
Sales
Underlying business
Volume	13%
Price/Mix	(3)%
Currency	—%
Versum Materials Sales Change	10%

Materials Segment

Three Months Ended December 31, 2016
Sales
Underlying business
Volume	14%
Price/Mix	(4)%
Currency	—%
Materials Sales Change	10%

DS&S Segment

Three Months Ended December 31, 2016
Sales
Underlying business
Volume	9%
Price/Mix	—%
Currency	—%
DS&S Sales Change	9%

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APPENDIX TABLE A-2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended December 31,
	2016	2015	% Change
(In millions, except percentages)
Net Income Attributable to Versum	$50.8	$65.2	(22)%
Add: Interest expense	11.5	—	100%
Add: Income tax provision	15.3	13.4	14%
Add: Depreciation and amortization	10.9	11.5	(5)%
Add: Non-controlling interests	1.5	2.2	(32)%
Add: Business separation, restructuring and cost reduction actions	3.2	(0.9)	(456)%
Adjusted EBITDA	$93.2	$91.4	2%
Adjusted EBITDA Margin	34.4%	37.2%

APPENDIX TABLE A-3: FISCAL YEAR 2016 SALES BY SEGMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
SALES
Materials	$188.8	$181.5	$193.5	$192.9	$756.7
DS&S	56.7	52.0	49.2	55.5	213.4
Total Company Sales	$245.5	$233.5	$242.7	$248.4	$970.1

APPENDIX TABLE A-4: FISCAL YEAR 2016 RECONCILIATIONS OF SEGMENT OPERATING INCOME TO SEGMENT ADJUSTED EBITDA

	For the Quarter Ended
OPERATING INCOME TO ADJ EBITDA	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions, except percentages)
Materials
Operating income	$68.5	$60.1	$66.4	$57.3	$252.3
Add: Depreciation and amortization	10.9	10.5	11.2	11.8	44.4
Add: Equity affiliates’ income	0.2	—	—	—	0.2
Segment Adjusted EBITDA	$79.6	$70.6	$77.6	$69.1	$296.9
Segment Adjusted EBITDA margin(A)	42.2%	38.9%	40.1%	35.8%	39.2%
DS&S
Operating income	$15.9	$9.7	$11.9	$13.3	$50.8
Add: Depreciation and amortization	0.5	0.5	0.5	0.6	2.1
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$16.4	$10.2	$12.4	$13.9	$52.9
Segment Adjusted EBITDA margin(A)	28.9%	19.6%	25.2%	25.0%	24.8%
Corporate
Operating loss	$(4.7)	$(3.7)	$(9.8)	$(5.1)	$(23.3)
Add: Depreciation and amortization	0.1	0.1	0.1	0.1	0.4
Add: Equity affiliates’ income	—	—	—	—	—
Segment Adjusted EBITDA	$(4.6)	$(3.6)	$(9.7)	$(5.0)	$(22.9)

Total Versum Materials Adjusted EBITDA	$91.4	$77.2	$80.3	$78.0	$326.9
(A) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by sales.

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APPENDIX TABLE A-5: FISCAL YEAR 2016 CONSOLIDATED INCOME STATEMENT

	For the Quarter Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	Total
(In millions)
Sales	$245.5	$233.5	$242.7	$248.4	$970.1
Cost of sales	132.4	132.5	135.9	138.7	539.5
Selling and administrative	23.6	25.7	27.3	33.2	109.8
Research and development	10.9	10.2	11.3	11.5	43.9
Business separation, restructuring and cost reduction actions	(0.9)	(1.8)	1.1	2.5	0.9
Other (income) expense, net	(1.1)	(1.0)	(0.3)	(0.5)	(2.9)
Operating Income	80.6	67.9	67.4	63.0	278.9
Equity affiliates’ income	0.2	—	—		0.2
Interest expense	—	—	—	0.4	0.4
Income Before Income Taxes	80.8	67.9	67.4	62.6	278.7
Income tax provision	13.4	12.2	17.6	15.6	58.8
Net Income	67.4	55.7	49.8	47.0	219.9
Less: Net Income Attributable to Non-controlling Interests	2.2	1.9	2.0	1.8	7.9
Net Income Attributable to Versum	$65.2	$53.8	$47.8	$45.2	$212.0
Net income attributable to Versum per common share:
Basic and diluted	$0.60	$0.49	$0.44	$0.42	$1.95
Shares used in computing per common share amounts:
Basic and diluted	108.7	108.7	108.7	108.7	108.7

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